UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2017

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	001-35218	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South., Suite 302 Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (732) 201-4194

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2017, Alan W. Schoenbart, currently the Company’s Interim Chief Executive Officer and Chief Financial Officer, was appointed by the board of directors of the Company (the “Board”) to serve as Chief Executive Officer of the Company. He will also continue as Chief Financial Officer. Mr. Schoenbart was also appointed by the Board as a director to serve in Class I to fill a vacancy on the Board. A biography for Mr. Schoenbart is contained in the Company’s definitive proxy statement filed on April 12, 2016 under the section entitled “Executive Compensation.” As previously disclosed, Mr. Schoenbart is party to an employment agreement, dated December 29, 2014, with the Company filed with the Company’s Current Report on Form 8-K on December 30, 2014. All terms of Mr. Schoenbart’s current employment agreement remain the same.

The Board did not appoint Mr. Schoenbart pursuant to any arrangement or understanding between Mr. Schoenbart and the Company or any other person or entity, and Mr. Schoenbart does not have any familial relationship with any director or executive officer of the Company. In addition, there are no transactions between Mr. Schoenbart and the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In connection with his appointment as Chief Executive Officer, the Company granted to Mr. Schoenbart an option (“Option”) to purchase 500,000 shares of common stock, par value $.01 per share (“Common Stock”), of the Company pursuant to the Company’s 2008 Equity Incentive Plan. The Option has a term of 10 years, an exercise price of $0.16 per share, the closing price of the Common Stock on the date of grant, and vested in full immediately on grant. Mr. Schoenbart was also granted 100,000 restricted shares of Common Stock pursuant to the Company’s 2008 Equity Incentive Plan, which shares vested in full immediately on grant.

On March 21, 2017, each of Michael M. Goldberg, M.D. and Shepard M. Goldberg resigned as members of the Board and all committees thereof effective as of that date, each to pursue other professional interests. Neither Michael Goldberg’s nor Shepard Goldberg’s resignation was the result of any dispute or disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

The Company issued to each of Michael Goldberg and Shepard Goldberg an unsecured promissory note, dated March 21, 2017 (collectively, the “Notes”), in the principal amount of $75,000 in payment of director fees owed to each of them by the Company. The Notes bear interest on the unpaid principal balance at a rate equal to fifteen percent (15%) per annum, compounded annually. The Notes are due on March 21, 2019.

Also in consideration of their prior service, the Company granted to each of Michael Goldberg and Shepard Goldberg 25,000 restricted shares of Common Stock, pursuant to the Corporation’s 2008 Equity Incentive Plan, which shares vested in full immediately on grant. The Board also determined to extend the exercisability period under any outstanding stock options held by each of the Goldbergs through the original expiration date of each such stock option.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: March 21, 2017	By: /s/ Alan W. Schoenbart
Alan W. Schoenbart
Chief Executive Officer